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                              EMPLOYMENT AGREEMENT


Agreement made this 01st day of August, 1999 between Advanced Materials Group, Inc., a Nevada corporation (the "Company") and David A. Lasnier, Laguna Niguel, California ("Employee").

                                   WITNESSETH:


WHEREAS, the parties acknowledge that Employee has abilities and expertise that are unique and valuable to the Company; and

WHEREAS, in view of such abilities and expertise, the Company desire to retain Employee as Senior Vice President/General Manager; and

WHEREAS, the Company and Employee have determined that such engagement of Employee be subject to a mutually acceptable written agreement;

NOW THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound, the parties hereto agree as follows:

1.        SERVICES

          (a) The Company hereby employs Employee and Employee hereby accepts such employment on the terms and conditions set forth herein. In this regard, Employee shall perform and discharge well and faithfully the duties and responsibilities that are commensurate with his position.

          (b) Employee is not and shall not be engaged directly or indirectly in any other business activity, or previously have contracted to perform such activity at a future date which would prevent the performance of the obligations hereunder or involve activities which would result in a breach of any provision of this Agreement.

2.        TERM

          (a) The term of this Agreement shall begin on the date hereof and shall cease and terminate upon the earliest of (i) the close of business on the 1st day of August, 2001, (ii) the death of Employee; (iii) termination by the Company, at its option, for "cause" as defined in subdivision (b) of this Section 2; or (iv) termination by mutual agreement between the parties.

          (b) As used in this Section, "cause" shall mean and be limited to gross negligence or willful misconduct of Employee in the performance of his duties, or conviction of a felony or a crime involving moral turpitude.

          (c) In the event of a permanent disability, the contract will remain in effect until the start of long-term disability insurance coverage (3 months).


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3.        COMPENSATION

          (a) The Company shall pay to Employee a base salary of $135,000 per year, payable in weekly installments.

          (b) During the term of his employment, Employee shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent his position, tenure, salary, age, health and other qualifications makes him eligible to participate, subject to the rules and regulations applicable thereto, which plans or programs will include, without limitation, health insurance benefits, performance-based options, an appropriate automobile allowance, and bonus programs, consistent with the reasonable past practices of the Company.

          (c) The Company reserves the right to increase the compensation of the Employee, specified in this instrument, at any time or times hereafter and no such increase or adjustment shall operate as a cancellation of this Agreement, but merely as an amendment to
               Section 3, and all the other terms, provision, and conditions of this Agreement shall continue in force and effect as herein provided.

          (d)  The Company will review this contract for consideration of a one
               (1) year extension when contract is 60 days from expiration.

4.        EXPENSES

          The Company will reimburse Employee for direct out-of-pocket expenses properly incurred by him in his performance of this Agreement and provided that a written accounting is made to the Company by Employee.

5.        CONFIDENTIALITY AND NON-COMPETITION

          (a) Employee acknowledges that as a consequence of his relationship with the Company, he has been and will continue to be given access to confidential information which may include the following types information: financial statements and related financial information with respect to the Company, trade secrets, computer programs, certain methods of operation, procedures, improvements, systems, customer lists, supplier lists and specifications, and other private and confidential materials concerning the Company's business (collectively, "Confidential Information"). Employee agrees that he shall maintain any Confidential Information in strictest confidence and shall not disclose any Confidential information to third parties during the terms of this agreement and after the termination hereof, however such termination shall occur, unless previously approved by the President or Chairman of AMG in writing.

               Notwithstanding the foregoing, nothing herein shall be construed as prohibiting Employee from disclosing any Confidential Information
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         (a) which, at the time of disclosure, Employee can demonstrate either was in the public domain and generally available to the public or thereafter became a part of the public domain and generally available to the public by publication or otherwise through no act of Employee;
         (b) which Employee can establish was independently developed by a third party who developed it without the use of the Confidential Information and who did not acquire it directly or indirectly from Employee under an obligation of confidence; (c) which Employee can show was received by him after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence; or (d) to the extent that Employee can reasonably demonstrate such disclosure is required by law or in any legal proceeding, governmental investigation, or other similar proceeding.

    (b) Employee covenants and agrees that, in order to protect the company's interest in its business, operations and assets during the term of this Agreement and for a period of one (1) year following the termination of this Agreement, however the same shall occur, he will not, without prior written consent of the Company, directly or indirectly:

         (i) engage anywhere in the United States, whether by virtue of stock ownership, management responsibilities or otherwise, in companies, business, organizations and/or ventures which are directly or indirectly competitive with the business of the Company as presently conducted or contemplated (the "Business"); or
         (ii) become interested, directly or indirectly, whether as principal, owner, stockholder, partner, agent, officer, director, employee, salesman, joint venture, consultant, advisor, independent contractor or otherwise, in any person, firm, partnership, association, venture, corporation or entity engaging anywhere in the United State in the Business or directly or indirectly in competition with the Company.

6.  INVENTIONS

    (a) Employee hereby sells, transfers and assigns to the Company, or to any person or entity designated by the Company, all of the entire right, title and interest of Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable materials, made or conceived by Employee, solely or jointly, or in whole or in part, during or before the term hereof which
        (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company, or (ii) otherwise relate, pertain or are useful to the business, functions or operations of the Company as presently conducted or to be conducted by the Company, or (iii) arise (wholly or partly) from the efforts of Employee since 16th of August, 1991 or otherwise during the term hereof.

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    (b)  Employee shall communicate promptly and disclose to the Company, in such form as the Company requested, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and whether during the term hereof or thereafter, Employee shall execute and deliver to the company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon. Any invention by Employee within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved by Employee to have been first conceived and made following such termination.

7.  NO WAIVER

         The failure of any party to insist upon the strict performance of any of the terms, conditions or provisions of this Agreement shall not be construed as a waiver of relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No interpretation, changes, modifications, terminations or waivers of any of the provisions of this Agreement shall be binding upon the Company or Employee unless in writing and signed by the person to be bound.

8.  RIGHTS, OBLIGATIONS AND ASSIGNMENT

         The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, its successors and assigns. The duties of Employee to any such successor entity shall not be greater than duties performed for the Company prior to such succession. Employee is prohibited from making any assignment of this Agreement.

9.  ENTIRE AGREEMENT

         This Agreement and the exhibits hereto embody the entire understanding between the parties hereto pertaining to the subject matter hereto and supersedes all prior agreements and understanding of the parties in connection therewith.

10. SEVERABILITY

         If any of the provisions of this Agreement shall for any reason be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgement shall not affect, impair, or invalidate the remainder of this Agreement, but shall be confined in its operations to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered.


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11. NOTICES

         Notices, other communications or deliveries required or permitted under this Agreement shall be in writing directed as follows:

         (a)       TO THE COMPANY AT:
                   Advanced Materials Group, Inc.
                   20211 South Susana Road
                   Rancho Dominguez, CA 90221
                   Attn: Steve Scott

         (b)       TO EMPLOYEE:
                   David A. Lasnier
                   30042 Happy Sparrow Lane
                   Laguna Niguel, CA 92677

                   WITH A COPY TO:
                   None

         The Parties may designate by notice to each other any new address for the purpose of this Agreement. Useless otherwise specified in this Agreement, all notices shall be effective when mailed postage prepaid by registered or certified mail, return receipt requested.

12. APPLICABLE LAW

         This Agreement shall be enforced and construed in accordance with the laws of the State of California.

13.  DISPUTES

         In the event any party brings legal proceedings to resolve a dispute hereunder, the prevailing party shall have the right to recover reasonable attorneys' fees and costs from the other. The term "legal proceedings" shall include appeals from the lower court judgment.

14.  PAYMENT ON TERMINATION

         If the Company terminates this Agreement other than for cause as defined in Section 2(b) of this Agreement, it shall pay Employee an amount equal to the amount set forth in Section 3(a) as an annual base salary divided by twelve and multiplied by the number of months remaining until the 1st day of August, 2001.


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15. HEADINGS

         The captions and headings contained in this Employment Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

ADVANCED MATERIALS GROUP, INC.


By: /s/ Steve Scott
   -------------------------------------
        Steve Scott


EMPLOYEE


By:  /s/ David A. Lasnier
    ------------------------------------
         David A. Lasnier